FLORA GROWTH CORP.

AND

TSX TRUST COMPANY

SECOND SUPPLEMENTAL INDENTURE
to the Warrant Indenture dated January 20, 2020, as supplemented by a first Supplemental Indenture dated March 30, 2021

Effective July 22, 2021

THIS SECOND SUPPLEMENTAL INDENTURE made effective as of the 22nd day of July, 2021.

BETWEEN:

FLORA GROWTH CORP. a corporation existing under the laws of the Province of Ontario (hereinafter called the "Corporation")
AND:

TSX TRUST COMPANY, a trust company existing under the federal laws of the Canada (hereinafter referred to as the “Warrant Agent”)

WHEREAS the Corporation and the Warrant Agent executed a warrant indenture dated January 20, 2020 (the “Initial Indenture”) providing for the issue up to 20,000,000 common share purchase warrants of the Corporation (the “Warrants”), as supplemented by a supplemental indenture dated March 30, 2021 (together with the Initial Indenture, the “Indenture”);

AND WHEREAS, pursuant to Sections 8.1(f) and 8.1(g) of the Indenture, the Corporation and the Warrant Agent may, in certain circumstances as set out therein, execute a supplemental indenture (the “Second Supplemental Indenture”) for the purpose of modifying the provisions of the Indenture;

AND WHEREAS the Corporation wishes to amend the Indenture pursuant to this Second Supplemental Indenture to extend the expiry date of the Warrants by three months (the “Extension”) and to reflect certain changes to the Warrant exercise procedure provided for in Section 3.2 of the Indenture;

AND WHEREAS, in accordance with Section 8.1(g) of the Indenture, the Corporation has determined that the Extension in no way prejudices any of the rights of the Warrantholders or of the Warrant Agent;

AND WHEREAS it is necessary and in the best interests of the Corporation to enter into this Second Supplemental Indenture to evidence the amendments contemplated hereby;

AND WHEREAS all necessary resolutions have been passed to authorize the Corporation to authorize the execution and delivery of this Second Supplemental Indenture by the Corporation and to make the same effective and binding upon the Corporation;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Warrant Agent.

NOW THEREFORE it is hereby covenanted, agreed and declared as follows.

ARTICLE 1
INTERPRETATION

1.1	Definitions

Capitalized terms used but not defined in this Second Supplemental Indenture shall have the meaning of the definitions set out in the Indenture, unless there is something in the subject matter or context inconsistent therewith. In the event of any inconsistency between the terms in the Indenture and this Second Supplemental Indenture, the terms in this Second Supplemental Indenture shall prevail.

1.2	Interpretation

In this Second Supplemental Indenture:

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa; and

(b)
words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them.

1.3	Applicable Law

This Second Supplemental Indenture shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts.

1.4	Invalidity, Etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

ARTICLE 2
AMENDMENTS

Effective as of the date hereof, the Indenture is amended as follows:

2.1	The definition of “Expiry Date” in Section 1.1 of the Indenture shall be deleted in its entirety and replaced with the following:

“Expiry Date”, for a particular Warrant, means such date as is twenty-one months from the particular Issue Date of such Warrant;

2.2	Section 3.2(12) of the Indenture shall be inserted as follows:

Notwithstanding the above, Warrantholders who choose to exercise Warrants evidenced by DRS Advice through the online portal created and managed by the Corporation (the “Platform”) will be deemed to have validly exercised such Warrants upon confirmation of the Corporation that such Warrantholders have completed the Exercise Notice form by following the steps set out on the Platform (the “Steps”). The Corporation shall, as soon as practicable following (i) completion by a Warrantholder of the Exercise Notice form and (ii) receipt by the Corporation of the aggregate Exercise Price, deliver to the Warrant Agent, and the Warrant Agent shall act and rely upon, (i) a PDF copy of the corresponding Exercise Notice form and (ii) an Excel spreadsheet listing the holders who have exercised Warrants through the Platform (together, the “Platform Exercise Materials”). The Excel spreadsheet shall include the relevant details necessary for the Warrant Agent to carry out the exercise processing procedures for such exercises of Warrants (i.e., name of Warrantholder, the number of Warrants being exercised; the Expiry Date of the Warrants being exercised; the registered address of the Warrantholder, the email address of the Warrantholder, and the date that the exercise of the Warrant was deemed to be validly accepted by the Corporation).

Promptly following receipt of the Platform Exercise Materials, the Warrant Agent will process the Warrant exercises in accordance with this Section 3.2. Where the Platform Exercise Materials fail to include sufficient information for the Warrant Agent to process the Warrant exercises, the Warrant Agent will promptly notify the Corporation of such deficiencies with reasonable detail so that the effected Warrantholder can be contacted to remedy said deficiency.

Once the Warrant Agent has completed the Warrant exercise process for a Warrant pursuant to this Section 3.2(12), the Warrant Agent will promptly deliver to the Corporation a funding letter and an Excel spreadsheet containing the information of the Warrantholders (i.e., name of Warrantholder, the number of Warrants being exercised; the Expiry Date of the Warrants being exercised; the registered address of the Warrantholder, the email address of the Warrantholder, and the date that the exercise of the Warrant was deemed to be validly accepted by the Corporation) whose exercises have been duly processed.

ARTICLE 3
INDENTURE SUPPLEMENTAL TO PRINCIPAL INDENTURE

3.1	Supplemental Indenture

This Second Supplemental Indenture is supplemental to the Indenture and the Warrants issued thereunder shall henceforth be read in conjunction with this Second Supplemental Indenture. The Indenture and this Second Supplemental Indenture shall henceforth have effect, so far as practicable, as if all the provisions of the Indenture and of this Second Supplemental Indenture were contained in one instrument.

ARTICLE 4
CONFIRMATION OF INDENTURE

4.1	Confirmation

The Indenture as supplemented by this Second Supplemental Indenture is in all respects confirmed.

ARTICLE 5
ACCEPTANCE OF TERMS BY WARRANT AGENT

5.1	Acceptance

The Warrant Agent hereby accepts the terms in this Second Supplemental Indenture declared and created and agrees to perform the same upon the terms and conditions hereinbefore set forth but subject to the provisions of the Indenture.

ARTICLE 6
EXECUTION AND FORMAL DATE

6.1	Counterparts

This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument. Delivery of an executed copy of the Second Supplemental Indenture by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of a facsimile or PDF copy of this Second Supplemental Indenture and acceptance by each such party of any such facsimile or PDF copy shall be legally effective to create a valid and binding agreement as of the date hereof.

6.2	Formal Date

For the purpose of convenience this Second Supplemental Indenture may be referred to as bearing the formal date of July 22, 2021 irrespective of the actual date of execution hereof.

[Signature page follows.]

IN WITNESS whereof the parties hereto have executed these presents under the hands of their proper officers in that behalf.

FLORA GROWTH CORP.

By: (signed) “Luis Merchan”
Authorized Signatory

TSX TRUST COMPANY

By: (signed) “Brett Higgs”
Authorized Signatory

By: (signed) “Donald Crawford”
Authorized Signatory